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                              GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone:(414)273-3500 Fax:(414)273-5198


                                        December 19, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:     Strong High-Yield Municipal Bond Fund, Inc.

Gentlemen:

          We represent Strong High-Yield Municipal Bond Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 6 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-66838; 811-7930) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

          We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                        Very truly yours,

                                        GODFREY & KAHN, S.C.

                                        /s/ Scott A. Moehrke

                                        Scott A. Moehrke